Exhibit 32.1

Lions Petroleum Inc.

CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

18 U.S.C. Section 1350

The undersigned executive officer of Lions Petroleum Inc. certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

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the annual report on Form 10-KSB of the Company for the year ended September 30, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

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the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:   January 11, 2007

/s/ Gordon L. Wiltse

Gordon L. Wiltse

Chief Financial Officer

Principal Executive Officer